Waystar Reports Fourth Quarter and Fiscal Year 2025 Results, Provides 2026 Guidance
Q4 revenue of $304M, up 24% YoY
Q4 net income of $20.0M and non-GAAP net income of $70.7M
Q4 net income margin of 7%; adjusted EBITDA margin of 43%
FY 2025 revenue of $1,099M, up 17% YoY
FY net income of $112.1M and non-GAAP net income of $262.9M
FY net income margin of 10%; adjusted EBITDA margin of 42%
LEHI, Utah and LOUISVILLE, Ky., February 17, 2026 — Waystar Holding Corp. (Nasdaq: WAY), a provider of leading healthcare payment software, today reported results for the fourth quarter and full year ended December 31, 2025.
"Waystar is delivering strong growth and momentum—driving record bookings, integrating the Iodine acquisition ahead of plan, and accelerating AI-powered innovation across our platform," said Matt Hawkins, Chief Executive Officer of Waystar. "We are leading healthcare's AI transformation by advancing the autonomous revenue cycle, leveraging unmatched proprietary data and deep domain expertise to deliver meaningful outcomes for providers. Our 2026 guidance reflects a robust pipeline, accelerating demand for an end-to-end AI-powered platform, and disciplined execution to sustain durable, profitable growth."

Fourth Quarter 2025 Financial Highlights
•Revenue of $303.5 million, up 24% year-over-year
•Net income of $20.0 million, GAAP net income per diluted share of $0.10, and net income margin of 7%
•Non-GAAP net income of $70.7 million and non-GAAP net income per diluted share of $0.36
•Adjusted EBITDA of $129.1 million and adjusted EBITDA margin of 43%
•Cash flow from operations of $67 million and unlevered free cash flow of $80 million
Fiscal Year 2025 Financial Highlights
•Revenue of $1,099.3 million, up 17% year-over-year

•Net income of $112.1 million, GAAP net income per diluted share of $0.61, and net income margin of 10%
•Non-GAAP net income of $262.9 million and non-GAAP net income per diluted share of $1.42
•Adjusted EBITDA of $462.1 million and adjusted EBITDA margin of 42%
•Cash flow from operations of $310 million and unlevered free cash flow of $365 million
Key Performance Metrics and Revenue Disaggregation
•1,391 clients contributed over $100,000 in LTM revenue, up 16% year-over-year
•Net revenue retention rate (NRR) of 112%
•Fourth quarter 2025 subscription revenue of $167.8 million, up 38% year-over-year
•Fourth quarter 2025 volume-based revenue of $134.2 million, up 11% year-over-year
•Fiscal year 2025 subscription revenue of $558.4 million, up 22% year-over-year
•Fiscal year 2025 volume-based revenue of $534.8 million, up 11% year-over-year

Financial Outlook
As of February 17, 2026, Waystar provides the following guidance for its full fiscal year 2026.1
•Total revenue is expected to be between $1.274 billion and $1.294 billion
•Adjusted EBITDA is expected to be between $530 million and $540 million
•Non-GAAP net income is expected to be between $317 million and $335 million
•Diluted non-GAAP net income per share is expected to be between $1.59 and $1.68
Webcast Information
Waystar's financial results will be discussed on a conference call scheduled at 8:30 a.m. Eastern Standard Time today, February 17, 2026. A live audio conference call will be available on Waystar's website at https://investors.waystar.com/news-events/events. The webcast will be archived on the site for those unable to listen in real time. This earnings release and the related Current Report on Form 8-K filed February 17, 2026, are available on the Investor Relations page of the company’s website. We routinely post important
1We have not reconciled the forward-looking adjusted EBITDA, non-GAAP net income, and non-GAAP net income per share guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.
Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We present non-GAAP financial measures as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses adjusted EBITDA and adjusted EBITDA margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or net income (loss) margin as measures of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. A reconciliation is provided below for our non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
The following non-GAAP financial measures and key performance metrics are defined below:
Adjusted EBITDA and adjusted EBITDA Margin
We define adjusted EBITDA as net income / (loss) before interest expense, net, income tax expense / (benefit), depreciation and amortization, and as further adjusted for stock-based compensation expense, acquisition and integration costs, asset and lease impairments, costs related to amended debt agreements and IPO and secondary offering costs. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.
Non-GAAP Net Income / (loss) and Non-GAAP Net Income / (loss) Per Share
We define non-GAAP net income as GAAP net income / (loss) excluding the impact of stock-based compensation, acquisition and integration costs, asset and lease impairments, costs related to our IPO, and the Secondary Offerings, and costs related to amended debt agreements and amortization of intangibles. The tax effects of the adjustments are calculated using a management estimated annual effective non-GAAP tax rate of 21%, which is based on our statutory federal tax rate and provides consistency across interim reporting periods by eliminating the effects of non-recurring and period specific items. Due to the differences in the tax treatment of items excluded from non-GAAP net income, our estimate tax rate on non-GAAP net income may differ from our GAAP tax rate. Non-GAAP net income per share is shown on both a basic and diluted basis and is defined as non-GAAP net income divided by the basic or diluted weighted-average shares, respectively.
Unlevered Free Cash Flow
We define unlevered free cash flow as cash from operations plus cash interest paid less capital expenses.
Net Debt
We define net debt as the sum of the current portion of long-term debt, long-term debt, and accounts receivable securitization less cash and equivalents and investment securities.
Adjusted Net Leverage Ratio
We define adjusted net leverage ratio as net debt divided by adjusted EBITDA over the preceding twelve months.
Key Performance Metrics
Net Revenue Retention Rate
Our Net Revenue Retention Rate compares twelve months of client invoices for our solutions at two period end dates. To calculate our Net Revenue Retention Rate, we first accumulate the total amount invoiced during the twelve months ending with the prior period-end or Prior Period Invoices. We then calculate the total amount invoiced to those same clients for the twelve months ending with the current period-end, or Current Period

Invoices. Current Period Invoices are inclusive of upsell, downsell, pricing changes, clients that cancel or chose not to renew, and discontinued solutions with continuing clients. The Net Revenue Retention Rate is then calculated by dividing the Current Period Invoices by the Prior Period Invoices. Our total invoices included in the analysis are greater than 98% of reported revenue. We use Net Revenue Retention Rate to evaluate our ongoing operations and for internal planning and forecasting purposes. Acquired businesses are included in the last-twelve-month Net Revenue Retention Rate in the ninth quarter after acquisition, which is the earliest point that comparable post-acquisition invoices are available for both the current and prior twelve-month period.
Customer Count with >$100,000 of Revenue
We regularly monitor and review our count of clients who generate more than $100,000 of revenue.
Our count of clients who generate more than $100,000 of revenue is based on an accumulation of the amounts invoiced to clients over the preceding twelve months. The invoices for acquired clients are included starting in the first full calendar quarter after the date of acquisition.
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, statements regarding Waystar’s expectations relating to future operating results and financial position, including full year 2026, and future periods; the performance of our new product offerings; our industry and market opportunities, business strategy, goals, and expectations concerning our market position, future operations, margins and profitability, capital expenditures, liquidity, and capital resources and other financial and operating information. Forward-looking statements include all statements that are not historical facts. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release, including the discussion of outlook for full fiscal year 2026.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: our operation in a highly competitive industry; our ability to retain our existing clients and attract new clients; our ability to successfully execute on our business strategies in order to grow; our ability to accurately assess the risks related to acquisitions and successfully integrate acquired businesses, including the acquisition of Iodine; our ability to establish and maintain strategic relationships; the growth and success of our clients and overall healthcare transaction volumes; consolidation in the healthcare industry; our selling cycle of variable length to secure new client agreements; our implementation cycle that is dependent on our clients’ timing and resources; our dependence on our senior management team and certain key employees, and our ability to attract and retain highly skilled employees; the accuracy of the estimates and assumptions we use to determine the size of our total addressable market; our ability to develop and market new solutions, or enhance our existing solutions, to respond to technological changes or evolving industry standards; the interoperability, connectivity, and integration of our solutions with our clients’ and their vendors’ networks and infrastructures; the performance and reliability of internet, mobile, and other infrastructure; the consequences if we cannot obtain, process, use, disclose, or distribute the highly regulated data we require to provide our solutions; our reliance on certain third-party vendors and providers; any errors or malfunctions in our products and solutions; failure by our clients to obtain proper permissions or provide us with accurate and appropriate information; the potential for embezzlement, identity theft, or other similar illegal behavior by our employees or vendors, and a failure of our employees or vendors to observe quality standards or adhere to environmental, social, and governance standards; our compliance with the applicable rules of the National Automated Clearing House Association and the applicable requirements of card networks; increases in card network fees and other changes to fee arrangements; the effect of payer and provider conduct which we cannot control; privacy concerns and security breaches or incidents relating to our platform or data (including personal information and other regulated data); the complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; our ability to adequately protect and enforce our intellectual property rights; our ability to use or license data and integrate third-party technologies; the development, deployment, and use of AI; our use of “open source” software; legal proceedings initiated by third parties alleging that we are infringing or otherwise violating their intellectual property rights; claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties; the heavily regulated industry in which we conduct business; the uncertain and evolving healthcare regulatory and political framework; health care laws and data privacy and security laws and regulations governing our Processing of personal information (which may also be referred to as “personal data” or “personally identifiable information”); reduced revenues in response to changes to the healthcare regulatory landscape; legal, regulatory, and other proceedings that could result in adverse outcomes; contractual obligations requiring compliance with certain provisions of the Bank Secrecy Act/anti-money laundering laws and regulations; existing laws that regulate our ability to engage in certain marketing activities; our full compliance with website accessibility standards; any changes in our tax rates, the adoption of new tax legislation, or exposure to additional tax liabilities; limitations on our ability to use our net operating losses to offset future taxable income; losses due to asset impairment charges; our substantial debt and restrictive covenants in the agreements governing our Credit Facilities; interest rate fluctuations; unavailability of additional capital on acceptable terms or at all; the impact of general macroeconomic conditions; our history of net losses and our ability to achieve or maintain profitability; the interests of the certain investors may be different than the interests of other holders of our securities; and; and each of the other factors discussed under the heading of “Risk Factors” in the Company’s 10K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2026, and in other reports filed with the SEC, all of which are available on the Investor Relations page of our website at investors.waystar.com.
Any forward-looking statements made by us in this press release speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable securities laws.
About Waystar
Waystar’s mission-critical software is purpose-built to simplify healthcare payments so providers can prioritize patient care and optimize their financial performance. Waystar serves approximately 30,000 clients, representing over 1 million distinct providers, including 16 of 20 institutions on the U.S. News Best Hospitals list. Waystar’s enterprise-grade platform annually processes over 7.5 billion healthcare payment transactions, including over $2.4 trillion in annual gross claims and spanning approximately 60% of U.S. patients. Waystar strives to transform healthcare payments so providers can focus on what matters most: their patients and communities. Discover the way forward at waystar.com.

Waystar Holding Corp.
Unaudited Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Revenue	303,538	244,102	1,099,278	943,549
Operating expenses
Cost of revenue (exclusive of depreciation and amortization expenses)	92,637	79,542	348,162	315,730
Sales and marketing	49,212	38,990	178,017	156,935
General and administrative	43,709	22,959	128,623	111,753
Research and development	18,520	11,472	54,623	48,775
Depreciation and amortization	40,442	37,996	140,548	186,631
Total operating expenses	244,520	190,959	849,973	819,824
Income from operations	59,018	53,143	249,305	123,725
Other expense
Interest expense	(21,868)	(19,003)	(74,063)	(141,762)
Related party interest expense	(1,004)	(1,083)	(3,479)	(4,508)
Income/(loss) before income taxes	36,146	33,057	171,763	(22,545)
Income tax expense/(benefit)	16,158	13,978	59,674	(3,420)
Net income/(loss)	19,988	19,079	112,089	(19,125)
Net income/(loss) per share:
Basic	0.10	0.11	0.63	(0.13)
Diluted	0.10	0.11	0.61	(0.13)
Weighted-average shares outstanding:
Basic	191,394,748	172,526,776	177,926,745	149,915,839
Diluted	197,336,164	179,112,559	184,783,285	149,915,839

Waystar Holding Corp.
Consolidated Balance Sheets
(in thousands, except for share and per share data)

	December 31, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$61,355	$182,133
Restricted cash	15,454	22,449
Investment securities	24,877	—
Accounts receivable, net of allowance of $6,170 at December 31, 2025 and $5,885 at December 31, 2024	177,037	145,235
Income tax receivable	6,437	2,838
Prepaid expenses	20,078	14,414
Other current assets	3,174	3,972
Total current assets	308,412	371,041
Property, plant and equipment, net	51,649	46,731
Operating lease right-of-use assets, net	12,972	10,820
Intangible assets, net	1,292,839	1,039,049
Goodwill	4,016,818	3,019,999
Deferred costs	93,951	82,815
Other long-term assets	8,459	6,549
Total assets	$5,785,100	$4,577,004
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$50,949	$47,365
Accrued compensation	40,942	31,589
Aggregated funds payable	15,104	22,059
Other accrued expenses	22,990	15,930
Deferred revenue	67,855	10,527
Current portion of long-term debt	13,537	11,311
Related party current portion of long-term debt	657	357
Current portion of operating lease liabilities	6,029	5,591
Current portion of finance lease liabilities	—	904
Total current liabilities	218,063	145,633
Long-term liabilities
Deferred tax liability	211,320	100,523
Long-term debt, net, less current portion	1,394,523	1,185,411
Related party long-term debt, net, less current portion	64,186	35,211
Operating lease liabilities, net of current portion	11,994	13,133
Finance lease liabilities, net of current portion	—	11,290
Deferred revenue - long-term	5,496	5,739
Other long-term liabilities	692	278
Total liabilities	1,906,274	1,497,218
Commitments and contingencies (Note 19)
Stockholders’ equity
Preferred stock $0.01 par value - 100,000,000 shares authorized as of December 31, 2025 and December 31, 2024, respectively; zero shares issued or outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Common stock $0.01 par value - 2,500,000,000 shares authorized at December 31, 2025 and December 31, 2024, respectively; 191,587,193 and 172,108,240 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	1,916	1,722
Additional paid-in capital	3,986,353	3,298,083
Accumulated other comprehensive income (loss)	(632)	881
Accumulated deficit	(108,811)	(220,900)
Total stockholders’ equity	3,878,826	3,079,786
Total liabilities and stockholders’ equity	$5,785,100	$4,577,004

Waystar
Consolidated Statements of Cash Flows
(in thousands)

	Year ended December 31,
	2025	2024
Cash flows from operating activities
Net income/(loss)	$112,089	$(19,125)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities
Depreciation and amortization	140,548	186,631
Stock-based compensation	42,069	54,437
Provision for bad debt expense	3,320	2,669
Loss on extinguishment of debt	821	20,611
Loss on lease termination	838	—
Deferred income taxes	45,222	(59,135)
Amortization of debt discount and issuance costs	2,697	3,946
Other	154	(99)
Changes in:
Accounts receivable	(7,324)	(21,816)
Income tax refundable	(16,993)	3,973
Prepaid expenses and other current assets	(1,947)	(2,322)
Deferred costs	(10,866)	(16,497)
Other long-term assets	(2,376)	(472)
Accounts payable and accrued expenses	8,932	18,228
Deferred revenue	(4,658)	(842)
Operating lease right-of-use assets and lease liabilities	(2,853)	(419)
Net cash provided by operating activities	309,673	169,768
Cash flows from investing activities
Purchase of property and equipment and capitalization of internally developed software costs	(26,481)	(27,268)
Acquisitions, net of cash and cash equivalents acquired	(629,535)	—
Purchase of investment securities	(231,324)	—
Proceeds from sale of investment securities	206,444	—
Net cash used in investing activities	(680,896)	(27,268)
Cash flows from financing activities
Change in aggregated funds liability	(6,955)	12,399
Proceeds from equity offering, net of underwriting discounts	—	1,017,074
Payments of third-party IPO issuance costs	—	(3,407)
Repurchase of shares	—	(844)
Proceeds from issuance of common stock from employee equity plans	25,779	1,683
Proceeds from issuances of debt, net of creditor fees	390,140	576,060
Payments on debt	(152,440)	(1,584,080)
Third-party fees paid in connection with issuance of new debt	(42)	(1,410)
Finance lease liabilities paid	(13,032)	(821)
Net cash provided by (used in) financing activities	243,450	16,654
Increase/(decrease) in cash and cash equivalents during the period	(127,773)	159,154
Cash and cash equivalents and restricted cash–beginning of period	204,582	45,428
Cash and cash equivalents and restricted cash–end of period	$76,809	$204,582
Supplemental disclosures of cash flow information
Interest paid	$81,666	$122,771
Cash taxes paid (refunds received), net	32,418	51,100
Non-cash investing and financing activities
Fixed asset purchases in accounts payable	280	283
Unpaid third-party IPO issuance costs	—	15
Common stock issued in connection to acquisitions (see Note 7)	620,835	—
Reconciliation of Balance Sheet Cash Accounts to Cash Flow Statement
Balance sheet
Cash and cash equivalents	61,355	182,133
Restricted cash	15,454	22,449
Total	76,809	204,582

Waystar
Reconciliation of Adjusted EBITDA
(in thousands)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
($ in thousands)	2025	2024	2025	2024
Net income/(loss)	$19,988	$19,079	$112,089	$(19,125)
Interest expense	22,872	20,086	77,542	146,270
Income tax expense/(benefit)	16,158	13,978	59,674	(3,420)
Depreciation and amortization	40,442	37,996	140,548	186,631
Stock-based compensation expense	12,198	7,037	42,069	54,437
Acquisition and integration costs	14,877	163	21,074	859
Costs related to amended debt agreements	1,931	1,262	2,580	14,138
IPO related and Secondary Offering expenses	86	26	4,657	2,140
Other (a)	593	526	1,913	1,566
Adjusted EBITDA	$129,145	$100,153	$462,146	$383,496
Revenue	$303,538	$244,102	$1,099,278	$943,549
Net income/(loss) margin	6.6%	7.8%	10.2%	(2.0)%
Adjusted EBITDA margin	42.5%	41.0%	42.0%	40.6%
(a)Adjustments relate to additional lease costs due to the relocation of our Louisville office totaling $0.6 million and $1.3 million, respectively, and executive severance totaling $0.0 million and $0.6 million, respectively, for the three and twelve months ended December 31, 2025. For the three and twelve months ended December 31, 2024, adjustments relate to additional lease costs due to the relocation of our Louisville office.

Waystar
Reconciliation of Non-GAAP Operating Expenses
(in thousands)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Cost of revenue (exclusive of depreciation and amortization expenses)	92,637	79,542	348,162	315,730
Less Stock-based compensation expense	(450)	(242)	(1,514)	(2,403)
Less Acquisition and integration costs	(1,771)	-	(1,774)	(31)
Less IPO and Secondary Offering expenses	-	-	-	(9)
Less Other (a)	-	(33)	-	(33)
Cost of revenue (exclusive of depreciation and amortization expenses), adjusted	90,416	79,267	344,874	313,254

Sales and marketing	49,212	38,990	178,017	156,935
Less Stock-based compensation expense	(2,364)	(1,482)	(8,562)	(12,440)
Less Acquisition and integration costs	(1,131)	-	(1,210)	-
Less IPO and Secondary Offering expenses	-	(7)	-	(148)
Sales and marketing, adjusted	45,717	37,501	168,245	144,347

General and administrative	43,709	22,959	128,623	111,753
Less Stock-based compensation expense	(7,260)	(4,245)	(25,678)	(31,288)
Less Acquisition and integration costs	(11,338)	(157)	(17,116)	(429)
Less Costs related to amended debt agreements	(1,931)	(1,262)	(2,580)	(14,138)
Less IPO and Secondary Offering expenses	(86)	(19)	(4,657)	(1,975)
Less Other (a)	(593)	(493)	(1,913)	(1,533)
General and administrative, adjusted	22,501	16,783	76,679	62,390

Research and development	18,520	11,472	54,623	48,775
Less Stock-based compensation expense	(2,124)	(1,068)	(6,315)	(8,306)
Less Acquisition and integration costs	(637)	(6)	(974)	(399)
Less IPO and Secondary Offering expenses	-	-	-	(8)
Research and development, adjusted	15,759	10,398	47,334	40,062

Depreciation and amortization	40,442	37,996	140,548	186,631
Less Other (a)	-	(2,103)	-	(17,879)
Less Intangible amortization	(34,528)	(30,647)	(118,609)	(147,887)
Depreciation and amortization, adjusted	5,914	5,246	21,939	20,865

Income tax expense/(benefit)	16,158	13,978	59,674	(3,420)
Plus Tax effect of adjustments	13,485	8,770	40,089	50,170
Income tax expense/(benefit), adjusted	29,643	22,748	99,763	46,750

(a)Adjustments relate to additional lease costs due to the relocation of our Louisville office totaling $0.6 million and $1.3 million, respectively, and executive severance totaling $0.0 million and $0.6 million, respectively, for the three and twelve months ended December 31, 2025. For the three and twelve months ended December 31, 2024, adjustments relate to additional lease costs due to the relocation of our Louisville office.

Waystar
Reconciliation of Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
($ in thousands)	2025	2024	2025	2024
Net income/(loss)	$19,988	$19,079	$112,089	$(19,125)
Stock based compensation	12,198	7,037	42,069	54,437
Acquisition and integration costs	14,877	163	21,074	859
Costs related to amended debt agreements	1,931	1,262	2,580	14,138
IPO and Secondary Offering expenses	86	26	4,657	2,140
Other (a)	593	2,629	1,913	19,445
Intangible amortization	34,528	30,647	118,609	147,887
Tax effect of adjustments	(13,485)	(8,770)	(40,089)	(50,170)
Non-GAAP net income/(loss)	$70,716	$52,073	$262,902	$169,611

Non-GAAP net income/(loss) per share:
Basic	$0.37	$0.30	$1.48	$1.13
Diluted	$0.36	$0.29	$1.42	$1.09
Weighted-average shares outstanding:
Basic	191,394,748	172,526,776	177,926,745	149,915,839
Diluted	197,336,164	179,112,559	184,783,285	155,677,094
(a) Adjustments relate to additional lease costs due to the relocation of our Louisville office totaling $0.6 million and $1.3 million, respectively, and executive severance totaling $0.0 million and $0.6 million, respectively, for the three and twelve months ended December 31, 2025. For the three and twelve months ended December 31, 2024, adjustments relate to additional lease costs of $0.5 million and $1.6 million, respectively, and accelerated depreciation of $2.1 million and $17.9 million, respectively, due to the relocation of our Louisville office.

Waystar
Reconciliation of Unlevered Free Cash Flow
(in thousands)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	66,631	64,770	309,673	169,768
Interest paid	22,363	21,582	81,666	122,771
Purchase of PP&E and capitalization of internally developed software costs	(9,411)	(6,224)	(26,481)	(27,268)
Unlevered free cash flow	79,583	80,128	364,858	265,271

Waystar
Reconciliation of Net Debt
(in thousands)
(unaudited)

	December 31,
	2025	2024
First lien term loan facility outstanding debt, current	14,194	11,668
First lien term loan facility outstanding debt, net of current portion	1,387,052	1,151,878
Receivables facility outstanding debt	80,000	80,000
Cash and cash equivalents	(61,355)	(182,133)
Investment securities	(24,877)	-
Net debt	1,395,014	1,061,413

Trailing Twelve Months Adjusted EBITDA	462,146	383,496

Adjusted Gross leverage ratio	3.2x	3.2x
Adjusted Net leverage ratio	3.0x	2.8x

Waystar
Reconciliation of Trailing Twelve Months (TTM) Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended				TTM
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025
Net income/(loss)	19,988	30,648	32,184	29,269	112,089
Interest expense	22,872	17,515	18,255	18,900	77,542
Income tax expense/(benefit)	16,158	12,069	14,407	17,040	59,674
Depreciation and amortization	40,442	33,300	33,426	33,380	140,548
Stock-based compensation expense	12,198	11,597	11,530	6,744	42,069
Acquisition and integration costs	14,877	5,313	655	229	21,074
Costs related to amended debt agreements	1,931	649	-	-	2,580
IPO and Secondary Offering expenses	86	1,372	1,769	1,430	4,657
Other (a)	593	240	326	754	1,913
Adjusted EBITDA	129,145	112,703	112,552	107,746	462,146
(a) Adjustments relate to additional lease costs due to the relocation of our Louisville office of $1.3 million, and executive severance $0.6 million, for the twelve months ended December 31, 2025.

Media Contact
Kristin Lee
kristin.lee@waystar.com
Investor Contact
investors@waystar.com